UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2008

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The Quantum Group, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	000-31727	20-0774748
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3420 Fairlane Farms Road, Suite C, Wellington, Florida, 33414

(Address of Principal Executive Office) (Zip Code)

(561) 798-9800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

The registrant hereby incorporates by reference the disclosure made in Item 5.02 below.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers’ Compensatory Arrangements of Certain Officers

(e)

On March 24, 2008, the Compensation Committee of the Board of Directors (the “Committee”) of The Quantum Group, Inc. (the “Company”) approved certain amendments to the Executive Employment Agreement by and between the Company and Noel J. Guillama, Chairman of the Board and Chief Executive Officer of the Company (the “Executive”), dated as of September 7, 2007 (the “Amendment”).  Set forth below is a summary of the material terms and provisions of the Amendment:

I.

Annual Base Salary.  The Executive’s annual base salary was increased $250,000 effective as of January 1, 2008. The salary is subject to annual review for subsequent increases by the Committee in accordance with the Company’s policies, which increases may not be in less than 5% increments over the prior period.

2.

Bonus.

The Executive will be entitled to an annual bonus for each fiscal year during the initial term of his employment with the Company in the amount of 2% of the Company’s Earnings Before Income Taxes earned during the fiscal year for which the bonus is determined as well as any additional compensation, as the Committee may deem appropriate. In addition, the Executive will be entitled to receive a bonus for each fiscal year during his initial term of employment with the Company in the amount of 0.5% of an increase in the Company’s revenues for the fiscal year for which such bonus is determined as compared with the Company’s revenue for its prior fiscal year. The two bonuses may not, in the aggregate, exceed 200% of the Executive’s annual base pay for that year.

3.

Options.

  The Company will submit for shareholder approval an equity compensation plan that will provide for the issuance of options to Company executives, including the Executive, at the 2008 annual shareholder meeting. All options issued to the Executive will be issued under such plan when such approval is obtained.

i.

Longevity Options.

The Executive will be entitled to receive 20,000 additional options on the date of the Amendment at then current Volume Weighted Average Price (“VWAP”) of the Company’s stock for the 30 days preceding the grant date, plus an additional 10,000 options for each year of his employment, counting from January 1, 2008, on the anniversary of the December 2007 secondary public offering.  All such options will expire 10 years from the date of vesting. The first 25% of any such options will vest on the grant date; the remaining 75% of such options will vest and become exercisable in 3 equal installments on the first 3 annual anniversaries of the grant date.

ii.

Performance Options.

The Executive will be entitled to receive additional performance options as follows:

(a)

50,000 options in the event that the Company’s annual revenues are equal to or exceed $25 million; such options will be granted within 10 days following the publication of audited financial statements for the fiscal year in which such revenue level was attained, and will have an exercise price per share equal to the VWAP of a share Company’s common stock for the 30 calendar days preceding the grant date; and

(b)

additional 50,000 options every time the annual run rate of revenues of the Company surpasses an incremental level of $20 million.  No such grants can be awarded after March 1, 2013, unless renewed explicitly by the Board.

All such options will expire 10 years from the date of grant. The first 25% of such options will vest and become exercisable on the grant date; the remaining 75% - in 3 equal installments on the first 3 annual anniversaries of the grant date.”

iii.

Extraordinary Options.

The Executive will receive his pro rata share of a one-time grant of 700,000 options, at a exercise price of $2.06 (equivalent to the 30-day VWAP prior to the grant date).  These options will be distributed among all key senior executives, including the Executive, as approved by the Committee.

iv.

Signing Options.

On effective date of the Amendment, the Executive is also entitled to receive a one-time grant 600,000 options at an exercise price of $2.06 per share. Such options will vest and become exercisable as follows: (i) 25% of the options - immediately on the grant date, and (ii) the remaining 75% - in 3 equal annual installments of 175,000 each on January 1, 2009, 2010 and 2011, respectively.  To the extent there are options available for issuance under its existing 2003 Incentive Equity and Stock Option Plan, the Company will issue them thereunder in order to issue these options promptly upon execution of the Amendment, with the remaining balance due and issuable under the Company’s 2007 Equity Incentive Plan which options will be subject to shareholder approval.  The options will expire 10 years from the date of grant.

4.

Covenant not to compete.

The Amendment amended and restated the original language of the covenant except in the following respect: the Executive’s obligations under the covenant arising after his termination will be suspended during any period in which the Company elects not to pay to termination payments.  Also, the Company will be entitled to offset the full amount of the Executive’s earnings from any employer other than the Company in the event that he is gainfully employed during the “non-compete” period against any and all termination payments required to be paid to the Executive.

The Executive will also be entitled to participate in the Company’s programs or policies pertaining to compensation for intellectual property as may be offered to all employees, including executive management. Finally, the Company agreed to reimburse the Executive for his legal fees and expenses in connection with this Amendment, not to exceed $5,000.

All other terms and provisions of the original Executive Employment Agreement remain in effect.  The foregoing is a summary of the Amendment and is qualified in its entirety by reference to the Amendment which is attached as an exhibit to this filing.

Item 8.01

Other Events.

On March 28, 2008, The Quantum Group, Inc. issued a press release which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01

Exhibits

10.1

First Amendment to the Executive Employment Agreement dated as of March 24, 2008.

99.1

Press release dated March 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Quantum Group, Inc.

By:	/s/ Donald B. Cohen
Donald B. Cohen Chief Financial Officer

Date:  March 28, 2008